Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANCHOR BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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September 12, 2014

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Anchor Bancorp to be held at the Lacey Community Center, located at 6729 Pacific Avenue SE, Lacey, Washington, on Wednesday, October 15, 2014 at 10:00 a.m., local time.

The notice of annual meeting of shareholders and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Anchor Bancorp, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer

ANCHOR BANCORP
601 WOODLAND SQUARE LOOP SE
LACEY, WASHINGTON 98503
(360) 491-2250

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 15, 2014

Notice is hereby given that the annual meeting of shareholders of Anchor Bancorp will be held at the Lacey Community Center, located at 6729 Pacific Avenue SE, Lacey, Washington, on Wednesday, October 15, 2014, at 10:00 a.m., local time, for the following purposes:

Proposal 1.	Election of two directors of Anchor Bancorp.

Proposal 2.	An advisory (non-binding) vote to approve our executive compensation as disclosed in this proxy statement.

Proposal 3.	Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending June 30, 2015.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on September 2, 2014 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ EILEEN STERLING
EILEEN STERLING
SECRETARY

Lacey, Washington
September 12, 2014

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
ANCHOR BANCORP
601 WOODLAND SQUARE LOOP SE
LACEY, WASHINGTON 98503
(360) 491-2250

 ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 15, 2014

The Board of Directors of Anchor Bancorp is using this proxy statement to solicit proxies from our shareholders for use at our annual meeting of shareholders.  We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about September 12, 2014.

The information provided in this proxy statement relates to Anchor Bancorp and its wholly-owned subsidiary, Anchor Bank.  References to “we,” “us” and “our” refer to Anchor Bancorp and, as the context requires, Anchor Bank.

 INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Wednesday, October 15, 2014
Time:	10:00 a.m., local time
Place:	Lacey Community Center, 6729 Pacific Avenue SE, Lacey, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors of Anchor Bancorp.

Proposal 2.	An advisory (non-binding) vote to approve our executive compensation as disclosed in this proxy statement.

Proposal 3.	Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending June 30, 2015.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on October 15, 2014

Our proxy statement and 2014 Annual Report to Shareholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4220185&GKP=1073745745.  The following materials are available for review:

•	Proxy statement;
•	Proxy card; and
•	2014 Annual Report to Shareholders.

Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.ci.lacey.wa.us/city-government/city-departments/parks-and-recreation/parks-and-facilities/community-buildings/lacey-community-center/community-center-getting-there.

Who is Entitled to Vote?

We have fixed the close of business on September 2, 2014 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Anchor Bancorp’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Anchor Bancorp common stock you own, unless you own more than 10% of Anchor Bancorp’s outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of Anchor Bancorp’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless our Board of Directors has granted permission in advance.  On September 2, 2014, there were 2,550,000 shares of Anchor Bancorp common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This answer provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Anchor Bancorp common stock are held in your name.  If you are a beneficial owner of Anchor Bancorp common stock held by a broker, bank or other nominee, please see the instructions below, under “What if My Shares Are Held in Street Name?”

Shares of Anchor Bancorp common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Anchor Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of our director nominees, “FOR” advisory approval of the compensation of our named executive officers as disclosed in this proxy statement and “FOR” the ratification of the appointment of Moss Adams LLP as our independent auditor.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this proxy statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposal to ratify the appointment of our independent auditor described in this proxy statement is considered a discretionary item under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).  The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the Anchor Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees.  Each participant may instruct the trustee how to vote the shares of Anchor Bancorp common stock allocated to his or her account under the ESOP by completing the voting instruction sheet distributed by the administrator.  If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of Anchor Bancorp common stock held in the ESOP will be voted by trustee in the same proportion as shares for which the trustee has received voting instructions.  Allocated shares for which proper voting instructions are not received shall be voted by the trustee in the manner directed by the administrator.  The administrator of the ESOP is The Newport Group.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Anchor Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Anchor Bancorp common stock.  Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote “FOR” approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Appointment of the Independent Auditor

Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending June 30, 2015 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of the independent auditor.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of Anchor Bancorp in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 2, 2014, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Anchor Bancorp’s common stock other than directors and executive officers;

•	each director and director nominee of Anchor Bancorp;

•	each executive officer of Anchor Bancorp or Anchor Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Anchor Bancorp and Anchor Bank as a group.

Persons and groups who beneficially own in excess of five percent of Anchor Bancorp’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us a copy, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of Anchor Bancorp’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

As of the voting record date, there were 2,550,000 shares of Anchor Bancorp common stock outstanding.

	Number of Shares	Percent of Shares
Name	Beneficially Owned	Outstanding (%)

Beneficial Owners of More Than 5%

Joel S. Lawson, IV	130,329 (1)	5.1
2040 Grubbs Mill Road
Berwyn, Pennsylvania 19312

Manulife Asset Management (US) LLC	250,000 (2)	9.8
101 Huntington Avenue
Boston, Massachusetts 02199

Bradley Louis Radoff	130,000 (3)	5.1
1177 West Loop South, Suite 1625
Houston, Texas 77027

SC Fundamental Value Fund, L.P.	228,613 (4)	9.0
747 Third Avenue, 27th Floor
New York, New York 10017

Stieven Capital Advisors, L.P.	244,603 (5)	9.6
12412 Powerscourt Drive, Suite 250
St. Louis, Missouri 63131

Joseph Stilwell	251,725 (6)	9.9
111 Broadway, 12th Floor
New York, New York 10006

Directors

William K. Foster	10,000	*
Robert D. Ruecker	15,500 (7)	*
Jerald L. Shaw	17,000 (8)	*
Douglas A. Kay	1,000 (9)	*
George W. Donovan	10,000 (10)	*
Terri L. Degner	10,000 (9)	*
Reid A. Bates	1,200 (7)	*

Named Executive Officers Who Are Not Directors

Gregory A. Schultz	500 (9)	*

All Executive Officers and Directors as a Group (8 persons)	65,200	2.6
_____________
*	Less than one percent of shares outstanding.
(1)	According to a Schedule 13D/A filed January 30, 2014, Mr. Lawson has sole voting and dispositive power over the shares reported.
(2)	According to a Schedule 13G filed February 13, 2012, Manulife Asset Management (US) LLC has sole voting and dispositive power over the shares reported.
(3)	According to a Schedule 13G/A filed February 14, 2013, Mr. Radoff has sole voting and dispositive power over the shares reported.
(4)
According to a Schedule 13G filed January 29, 2014, SC Fundamental Value Fund, L.P., SC Fundamental LLC, Peter M. Collery, Neil H. Koffler, John T. Bird and David A. Hurwitz have shared voting and dispositive power over the shares reported.

(5)
According to a Schedule 13G/A filed February 14, 2014, Stieven Financial Investors, L.P. (“SFI”) and Stieven Capital GP, LLC (“SFIGP”), the general partner of SFI, have shared voting and dispositive power over 202,832 shares. Stieven Financial Offshore Investors, Ltd. (“SFOI”) has shared voting and dispositive power over 41,571 shares. Stieven Capital Advisors, L.P. (“SCA”), which serves as investment manager to SFI and SFOI, Stieven Capital Advisors GP, LLC (“SCAGP”), which serves as the general partner of SCA, Joseph A. Stieven, as managing member of SCAGP and SFIGP and CEO of SCA, Stephen L. Covington, as managing director of SCA, and Daniel M. Ellefson, as managing director of SCA, each report shared voting and dispositive power over 244,403 shares.

(Footnotes continue on following page)

(6)
According to a Schedule 13D/A filed July 2, 2014, Stilwell Value Partners V, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell have shared voting and dispositive power over the shares reported

(7)	Shares are held in individual retirement account (“IRA”).
(8)	Includes 9,500 shares held jointly with spouse, 849 shares held in IRA, 3,245 shares held in spouse’s IRA and 3,406 shares held by Shaw Family I LLC.
(9)	Held jointly with spouse.
(10)	Includes 4,000 shares held jointly with spouse, 4,000 shares held by William M. Donovan Trust as to which Mr. Donovan is trustee, as well as 2,000 shares held for his minor children.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of seven members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Anchor and each nominee for director.  The Nominating and Corporate Governance Committee of the Board of Directors selects nominees for election as directors  and has nominated for election as directors Robert D. Ruecker and Jerald L. Shaw, each to serve for a three-year term, or until their respective successors have been elected and qualified. Both of our nominees currently serve as Anchor directors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote “FOR” the election of Messrs. Ruecker and Shaw.

	Age as of	Year First Elected or	Term to
Name	June 30, 2014	Appointed Director (1)	Expire

Board Nominees

Robert D. Ruecker	65	1984	2017 (2)
Jerald L. Shaw	68	1990	2017 (2)

Directors Continuing in Office

Douglas A. Kay	58	1991	2015
George W. Donovan	59	1998	2015
Terri L. Degner	51	2007	2015
William K. Foster	63	1990	2016
Reid A. Bates	54	2013	2016
____________
(1)	For years prior to 2011, includes prior service on the Board of Trustees of Anchor Bank.
(2)	Assuming reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office. All nominees have held their present positions for at least five years unless otherwise indicated.

Robert D. Ruecker retired as Human Resources Coordinator for Westport Shipyard, a position he held from August 2008 until July 2012.  Prior to that, he served as the Human Resources Director for Grays Harbor Paper, L.P., a business papers manufacturer, from September 2000 until June 2007.  He worked for many years in his family’s hardware business, and ran the business upon his parents’ retirement.  Subsequent to that time, he became a regional sales manager for Verizon Wireless where he oversaw the capture of number one industry market share for his region.  More recently, Mr. Ruecker has assumed duties as human resource director for manufacturing companies located in our operating area.  He provides insight into current and proposed legislation.  Mr. Ruecker brings nearly 40 years’ worth of multi-level management experience to our Board.  Currently, he volunteers for Relay for Life.  He is also the past president of Grays Harbor Chamber of Commerce and the Grays Harbor YMCA.

Jerald L. Shaw is the President and Chief Executive Officer of Anchor Bank, positions he has held since July 2006.  He has also served in those capacities for Anchor Bancorp since its formation in September 2008.  Prior to serving as President and Chief Executive Officer, he served as Chief Operating Officer from 2004 to 2006 and as Chief Financial Officer from 1988 to 2002.  Prior to that, he served Anchor Bank and its predecessor, Aberdeen Federal Savings and Loan Association, in a variety of capacities since 1976.  Prior to that time, Mr. Shaw piloted C-130 aircraft for the U.S. Air Force, including numerous combat missions during the Vietnam War.  Having performed virtually every position at Anchor Bank, he has extensive knowledge of our operations.  He is a distinguished graduate of the School for Executive Development of the U.S. League of Savings Institutions at the University of Washington.  Mr. Shaw is also a graduate of the Asset Liability Management School of America’s Community Bankers, and many other educational programs.  He is a member of the Board of Trustees for the Thurston County Chamber of Commerce, as well as South Sound YMCA.  Mr. Shaw also holds a position on the Board of Washington Banker’s Association.

Douglas A. Kay is self-employed on a part-time basis as a Certified Public Accountant and Certified Fraud Examiner, and is accredited in business valuation, specializing in accounting, consulting and business valuation.  He has served as the Chief Financial Officer of Laserfab, Inc., a sheet metal fabrication manufacturing company with facilities in Puyallup, Redmond and Moses Lake, Washington since April 2013.  Prior to that, he was employed by the public accounting firm of McSwain and Company, PS from 2004 to 2006.  Mr. Kay brings valuable insight to Board discussions of the financial condition of large borrowers.  Over the course of his career, he has been closely involved in the creation, review and analysis of financial statements of different size companies in widely diverse industries.  Currently working primarily in Thurston and Pierce Counties, he is ideally positioned to provide referrals to us in markets where we foresee valuable growth.  As chairman of the Audit Committee, Mr. Kay provides professional oversight to the internal and external audit processes of Anchor Bank.  Mr. Kay has been active as a coach in local youth sports organizations including Trinity Baseball and Black Hills Youth Baseball.

George W. Donovan is the Secretary and Treasurer of Barrier West, Inc., a trucking and heavy equipment provider, a position he has held since 1992.  He is currently on the management team for a Barrier West-affiliated company active in the construction business in the Bakken Oil Field in North Dakota.  He has also served as President of Geo Dan Land, Inc. since 1993.  Mr. Donovan brings an understanding of entrepreneurial endeavors to our board.  Mr. Donovan’s accomplishments include working on the general partners management team which was able to acquire, staff and restart a local paper mill operation.  This activity transferred ownership from a multi-national corporation to local ownership and retained approximately 250 jobs.  The mill recently shut down after 18 years of operation.  He also managed two separate corporations that provided support services crucial to the operation of the paper mill and now leases equipment for construction and oil support services.  Mr. Donovan also brings years of experience as a land developer.  These experiences have allowed him to develop expertise in all facets of management and to provide valuable input to our business planning.  Mr. Donovan is on the board of directors of the Grays Harbor Community Foundation, serving on their Grants Committee.

Terri L. Degner is the Executive Vice President, Chief Financial Officer and Treasurer of Anchor Bank, positions she has held since 2004.  She has also served in those capacities for Anchor Bancorp since its formation in September 2008.  Prior to serving as Executive Vice President, Chief Financial Officer and Treasurer, Ms. Degner has served Anchor Bank in a variety of capacities since 1990, including as Senior Vice President and Controller from 1994 to 2004.  Ms. Degner has been in banking since high school.  She has worked in multiple lending positions in various size institutions.  Since 1990, she has held a variety of positions in the finance area of Anchor Bank.  Ms. Degner demonstrated her determination to succeed when she worked full time in Anchor’s Accounting Department and commuted 60 miles to evening classes at St. Martin’s College where she received her Bachelor’s Degree in Accounting.  At the same time she worked full days and met all expectations for performance.  In 2000, she graduated from the Pacific Coast Banking School at the University of Washington in the top 10% of her class and her thesis was published in the University’s library.  She has become the management expert on issues ranging from information technology to asset-

liability management.  Ms. Degner also serves on the board of directors and finance committee of NeighborWorks of Grays Harbor, sits on the St. Martin’s University Accounting Advisory Committee and is on the Executive Committee of the Providence St. Peter Foundation Christmas Forest.

William K. Foster is a principal and architect with Street Lundgren & Foster Architects, a firm with which he has been affiliated for 38 years.  The knowledge of problem solving and planning skills he has gained through his architectural practice support the strategic planning efforts of Anchor Bank.  Mr. Foster brings insight to our Board of Directors on current trends in the construction industry which, when combined with more than 30 years’ experience as an architect, assists us in our review of new and existing construction projects financed by Anchor Bank.  He has actively participated in building “green” projects in southwest Washington.  The ability of Anchor Bank to tap his familiarity with local codes and planning efforts enhances Anchor’s ability to assess the viability of proposed projects and current facilities as well as to liaison with city and county government agencies.  He is involved in the Aberdeen Lions Club, is on the board of directors of NeighborWorks of Grays Harbor and is past Chairman of the Montesano Planning Commission.

Reid A. Bates has extensive business experience in the staffing, real estate, banking, alternative energy and recycling industries. Since 2007 he has been the majority owner of a recruiting and staffing agency, Express Employment Professionals, located in Aberdeen and Olympia, Washington.  Prior to that, Mr. Bates was employed by Weyerhaeuser Company from 1988 to 2006 and served in various capacities, most recently serving as Vice President, Eastern Region – Recycling, in Aurora, Illinois from 2001 to 2006.  From 1986 to 1988, Mr. Bates was employed by CURA Financial/Prudential Federal Savings, Salt Lake City, Utah and served as a commercial loan officer in San Ramon, California.  From 1985 to 1986, he was employed by Renewable Energy Ventures, Inc. as a financial analyst and from 1983 to 1985 he was employed by Coordinated Financial Analysts serving as a Vice President – Financial Analyst.  Mr. Bates has a Bachelor of Science degree in Business Management – Finance from Brigham Young University, Provo, Utah.  Mr. Bates brings to the Board of Directors economic development expertise and strong ties to the business community in many of the markets we serve. He is past chairman and board member of the Thurston County Chamber of Commerce, the President-elect of the Thurston County Economic Development Council, and a board member of the United Way of Thurston County. He is a longtime supporter and leader within the Boy Scouts of America, a Rotarian, and serves on the Business Advisory Council of Grays Harbor College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors of Anchor Bancorp meets quarterly and the Board of Directors of Anchor Bank meets monthly; additionally, Anchor Bank holds one or two strategic planning meetings each year.  During the year ended June 30, 2014, the Board of Directors of Anchor Bancorp held four regular meetings and one special meeting and the Board of Directors of Anchor Bank held twelve regular meetings and three special meetings.  No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which he or she served during this period.  Anchor Bancorp and Anchor Bank currently have standing Executive, Audit, Executive Loan, Senior Loan, Compensation and Nominating and Corporate Governance Committees.

Committees and Committee Charters

The Board of Directors of Anchor Bancorp has standing Audit, Compensation, Nominating and Corporate Governance, and Executive committees.  The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance committees, copies of which are available on our website at www.anchornetbank.com.

Audit Committee.  The Audit Committee consists of Directors Kay (Chairman), Donovan and Ruecker.  The Audit Committee meets quarterly and on an as needed basis.  The Audit Committee oversees the design and operation of Anchor Bank’s internal controls for safeguarding its assets and ensuring the quality and integrity of financial reporting.

The committee hires the independent auditor and reviews the audit report prepared by the independent auditor.  The Audit Committee met four times during the year ended June 30, 2014.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on Nasdaq.  In addition, the Board of Directors has determined that Mr. Kay meets the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee. The Compensation Committee consists of Directors Ruecker (Chairman), Kay, Bates, Donovan and Foster.  This committee meets on an as needed basis, and provides general oversight regarding the personnel, compensation and benefits matters of Anchor Bank.  The Compensation Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the Committee regarding compensation levels. The Compensation Committee met four times during the year ended June 30, 2014.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee has a rotating membership, currently consisting of Directors Kay (Chairman), Donovan and Foster.  The committee is responsible for the annual selection of nominees for election as directors, assessment of Board and committee membership needs, and implementation of corporate governance policies and processes.  The committee meets at least twice a year.  Each member of the committee is “independent,” in accordance with the requirements for companies quoted on Nasdaq.  This committee met twice during the year ended June 30, 2014.

Only those nominations made by the Nominating and Corporate Governance Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Anchor Bank’s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  The Committee does not take diversity into account when searching for director candidates but believes its selection process provides for diverse viewpoints.  In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors.  Although the Nominating and Corporate Governance Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation.  Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this proxy statement.

Executive Committee. The Executive Committee consists of Directors Shaw, Foster, Kay and Ruecker (Chairman).  The committee meets on an as needed basis to discuss items of concern to Anchor Bank.  The flexible meeting schedule allows for advance discussion of items appearing on the Board agenda and review of issues of concern that arise in between scheduled Board meetings.  The Executive Committee did not meet during the year ended June 30, 2014.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  As part of our conversion from mutual to stock form, the Board of Directors has adopted our Corporate Governance Policy.  The policy covers the following:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of Board committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the Board’s interaction with management and third parties; and

•	Board and Chief Executive Officer performance evaluations.

These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules.  Our Board of Directors will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that five of our seven directors are independent, as defined by Nasdaq.  Directors William K. Foster, Robert D. Ruecker, Douglas A. Kay, George W. Donovan and Reid A. Bates are all independent.  Only Jerald L. Shaw, who is our President and Chief Executive Officer, and Terri L. Degner, who is our Executive Vice President and Chief Financial Officer, are not independent.

Code of Business Conduct and Ethics.  On January 18, 2011, the Board of Directors adopted our Code of Business Conduct and Ethics, which applies to all employees and directors and is designed to deter wrongdoing and to promote honest and ethical conduct in every respect.  The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  A copy of the Code of Business Conduct and Ethics is available on our website at www.anchornetbank.com.

Shareholder Communication with the Board of Directors.  The Board of Directors welcomes communication from shareholders.  Shareholders may send communications to the Board of Directors, Anchor Bancorp, 601 Woodland Square Loop SE, Lacey, Washington 98503.  Shareholders should indicate clearly the director or director(s) to whom the communication is being sent so that each communication may be forwarded appropriately.

Annual Meeting Attendance by Directors.  Anchor Bancorp encourages, but does not require, its directors to attend the annual meeting of shareholders.  All members of the Board of Directors attended last year’s annual meeting of shareholders.

Transactions with Related Persons.  Anchor Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with all customers prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.  Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $818,000 at June 30, 2014, which was less than one percent of our equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at June 30, 2014.  Total deposits of directors and executive officers were approximately $680,000 at June 30, 2014.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that these decisions are based on considerations other than our best interests.  Therefore as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions.  Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests.  Accordingly, the Code requires the Board of Directors or a committee of the Board to review and, if appropriate, to approve or ratify any such transaction if the amount involved exceeds $200,000.  If a Board member is a participant in the transaction, then that member is required to abstain from the discussion, approval or ratification process.  After its review, the Board or committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as determined in good faith.

Leadership Structure

The positions of President and Chairman of the Board of Anchor Bank and Anchor Bancorp have always been separated. We continue to believe that this structure provides appropriate division and oversight.  Industry events in recent years demonstrate that this structure is most likely to prevent a strong Chief Executive Officer from leading the organization in inappropriate directions.  We believe it is one more method to create appropriate “checks and balances” in corporate governance.

Board Involvement in Risk Management Process

Risk management is the responsibility of management and risk oversight is the responsibility of the Board of Directors.  The Board administers its risk oversight function and also utilizes its committee structure, with each Board committee being responsible for overseeing risk within its area of responsibility.  Significant risk oversight matters considered by the committees are reported to and considered by the Board of Directors.  Some significant risk oversight matters are reported directly to the Board of Directors, including matters not falling within the area of responsibility of any committee.  Types of risk with the potential to adversely affect us include credit, interest rate, liquidity and compliance risks, as well as risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of Anchor Bancorp and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications.  Directors stay current on general industry trends and any statutory and regulatory developments pertinent to us by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education, including attendance at regulator sponsored “Director’s College” conventions, and other similar programs.  Anchor Bank maintains an array of education materials on-line at its BVS Performance Center.  Board members are provided access to all training and given specific in-person training on items such as Regulation O, Bank Secrecy Act, and other banking guidance and regulations.

The Board oversees the conduct of our business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;

•	establishing, with senior management, our long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;

•	overseeing our business performance; and

•	ensuring that we help to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to our operations.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further our business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and our circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect us against external crimes and internal fraud and abuse.  Policies are reviewed on a regular basis typically annually or bi-annually and revisions are approved by the Board.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting us.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and our unique circumstances.  Matters presented to the Board and Board committees generally include information with respect to risk.  The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Anchor Bancorp.  The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an external audit is performed.  The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended June 30, 2014, with the exception of Jerald L. Shaw, our President and Chief Executive Officer, and Terri L. Degner, our Executive Vice President, Chief Financial Officer and Treasurer, whose compensation is included in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)

George W. Donovan	19,140	9,078	28,218
Will Foster	17,840	15,289	33,129
Douglas A. Kay	20,960	12,140	33,100
Robert D. Ruecker	24,180	17,872	42,052
Reid A. Bates	17,840	--	17,840
____________
(1)
Represents aggregate change between June 30, 2013 and June 30, 2014 in the actuarial present value of the director’s accumulated benefit under the Supplemental Executive Retirement Plan (“SERP”), which is described below.

Non-employee directors of Anchor Bank receive a monthly retainer of $700, with the exception of the Chairman of the Board, who receives a monthly retainer of $1,120, and the Chairman of the Audit Committee, who receives a monthly retainer of $910.  Non-employee directors also receive a fee of $700 for each Board meeting attended.  Members of the Audit and Senior Loan committees receive a fee of $260 per committee meeting attended.

Anchor Bank maintains a Supplemental Executive Retirement Plan, or SERP, for the benefit of certain directors and executive officers.  The plan is a non-qualified, unfunded deferred compensation plan.  Each director participates in the plan, with the exception of Mr. Bates.  For more information regarding the SERP, see the discussion included in “Executive Compensation – Non-Qualified Deferred Compensation” below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation for our named executive officers: (1) Jerald L. Shaw, our Chief Executive Officer; and (2) our two other most highly compensated executive officers, who are Terri L. Degner and Gregory H. Schultz.

Name and Principal Position	Year	Salary ($)	Change in Pension Value and Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

Jerald L. Shaw	2014	260,000	(3)	64,448	324,448
President and Chief	2013	260,000	(3)	63,725	323,725
Executive Officer

Terri L. Degner	2014	150,000	20,655	11,929	182,584
Executive Vice President,	2013	150,000	207	10,351	160,558
Chief Financial Officer and Treasurer

Gregory H. Schultz	2014	110,000	--	8,437	118,437
Executive Vice President	2013	110,000	--	7,489	117,489
and Chief Lending Officer
____________
(1)
Represents aggregate change during the fiscal year in the actuarial present value of the executive’s accumulated benefit under the SERP, which is described below. The only named executive officers who participate in this plan are Mr. Shaw and Ms. Degner.

(2)	For 2014, represents 401(k) match, life insurance premium and ESOP contribution, as well as use of company car for Mr. Shaw and Ms. Degner. For Mr. Shaw, also includes SERP payments of $40,900.
(3)	Mr. Shaw turned 65 during the year ended June 30, 2011 and his total benefit under the SERP was frozen effective as of June 30, 2012; he began receiving benefits on June 30, 2011.

Employment and Severance Agreements.  On May 19, 2014, Anchor Bank entered into employment agreements with Jerald L. Shaw and Terri L. Degner, and a change in control severance agreement with Gregory H. Schultz.  The material terms of these agreements are summarized below.

The employment agreements were effective on May 19, 2014, and provide for an initial three-year term, provided the agreement has not been terminated earlier by either party to the agreement.  On each anniversary beginning on May 19, 2015, the term of each agreement will be extended for a period of one year in addition to the then-remaining term unless notice is given by the executive to Anchor Bank, or by Anchor Bank to the executive, at least 90 days prior to such anniversary, that the agreement will not be extended.

Under the employment agreements, Mr. Shaw’s and Ms. Degner’s annual base salary is $260,000 and $150,000, respectively.  These amounts may be increased at the discretion of Anchor Bank’s Board of Directors or an authorized committee of the Board as provided for in the agreements.  Each executive’s annual base salary will be adjusted from time to time to reflect amounts approved by Anchor Bank’s Board or the committee administering the agreement.  The executives also may participate, to the same extent as executive officers of Anchor Bank generally, in all plans of Anchor Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to Anchor Bank’s executive officers, including but not limited to supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services.  The executives also will receive an annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as Anchor Bank’s Board or the Committee administering the agreement may determine.

The agreements provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

The employment agreements include noncompetition provisions that restrict the executives, during the one-year period following termination of the agreement, from becoming a director, officer or employee of or consultant to any bank, savings bank, savings and loan association, credit union or similar financial institution or holding company of any such entity in any county in which Anchor Bank or any other affiliate of the Bank operates a full service branch office or lending center on the date of termination of the agreement.  However, each executive may acquire and own an interest in a business that is dissimilar from that of Anchor Bancorp or Anchor Bank, or solely as a passive investor in any business.  The agreements also include confidentiality and non-solicitation restrictions.

Mr. Schultz’s change in control severance agreement was effective on May 19, 2014 and has an initial three-year term until May 19, 2017.  The agreement is renewable for an additional one-year period, in addition to the then-remaining term, on each May 19th after May 19, 2014, provided that within 90 days prior to that date neither Mr. Schultz nor Anchor Bank has given notice to the other in writing at least 90 days prior to such anniversary that the term of the agreement will not be extended.  The agreement provides that compensation may be paid in connection with a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”  The agreement contains the same noncompetition provision as the employment agreements described above, as well as confidentiality and non-solicitation restrictions.

Non-Qualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in the year ended June 30, 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)

Jerald L. Shaw	--	--	(1)	40,900	(2)	333,688
Terri L. Degner	--	--	20,655	--		63,079
Gregory A. Schultz	--	--	--	--		--
_____________
(1)	Mr. Shaw turned 65 during the year ended June 30, 2011 and his total benefit under the SERP was frozen effective as of June 30, 2012.
(2)	Mr. Shaw turned 65 and began receiving benefits on June 30, 2011.

Anchor Bank maintains a SERP for the benefit of certain directors and executive officers.  The plan is a non-qualified, unfunded deferred compensation plan. The only named executive officers who participate in the plan are Jerald L. Shaw and Terri L. Degner. The plan is unfunded, but Anchor Bank has purchased life insurance policies on Mr. Shaw and Ms. Degner that are intended to offset the costs associated with the plan during the life of the participant and provide a recovery of plan costs upon the participant’s death.  Anchor Bank is the sole owner of the insurance policies.  Awards under the plan are granted in the form of SERP units.  A SERP unit is a hypothetical share of stock determined by reference to the publicly traded value of a share of Anchor Bancorp common stock.  The initial value of a SERP award is the number of SERP units times the value of a SERP unit at the time the award is granted.  Each year thereafter, the value of the SERP award is redetermined to reflect the then-current value of Anchor Bancorp common stock.  In no year may the change in value of a SERP unit be less than 90 percent, nor more than 125 percent, of the value of the SERP unit in the previous year.  No changes in value are taken into account after the participant’s separation from service or retirement age, or after a change in control.  The value of a participant’s SERP benefit is based on the sum of the positive differences between the value of each unit of SERP awarded to the participant (taking into account the valuation limitations described in the preceding two sentences) over the value of that SERP unit as determined on the grant date.

A participant’s SERP benefit vests at a rate of 20 percent for each year of service, with full vesting occurring after five years of service.  Full vesting also occurs upon death or disability while actively employed, separation from service after attaining age 65, a change in control involving Anchor Bank prior to the participant’s separation from service, or other circumstances described in a participant’s award agreement.  In the case of SERP retirement awards, on the June 30th or December 31st following the participant’s retirement age, a monthly benefit will be paid based on the value of the participant’s vested SERP  benefit.  Mr. Shaw’s and Ms. Degner’s agreements each specify a retirement age of 65, with the benefit to be paid over 180 months.  Mr. Shaw turned 65 during the year ended June 30, 2011, his total benefit under the SERP was frozen effective as of June 30, 2012 and he began receiving payments under the plan effective as of June 30, 2011.  In the case of SERP awards, the award will be paid in a cash lump sum upon the fifth anniversary of the award date, if elected by the participant at the time the award is granted and the participant has not previously separated from service, died or become disabled.  If the participant does not make this election, the participant’s SERP award benefit will be paid in a cash lump sum upon the participant’s attaining his or her retirement age.  In either case with respect to a SERP award, after the fifth anniversary of the award, adjustments in the value of the participant’s SERP benefit will cease to be determined by reference to the value of the SERP, and instead will be based on an interest factor.  The estate of a participant who dies prior to the commencement of benefits will receive a lump sum death benefit equal to the present value of his or her remaining SERP benefit.  The death benefit will not be paid under the plan, but instead under an insurance policy on the life of the participant.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, retirement and death.  The following table shows, as of June 30, 2014, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)		Disability ($)(1)	Involuntary Termination ($)	Involuntary Termination with Change in Control ($)		Retirement ($)(2)

Jerald L. Shaw
Employment Agreement	--		10,000	400,000	777,400		--
SERP	333,688	(3)	--	--	490,800	(4)	40,900

Terri L. Degner
Employment Agreement	--		8,333	225,000	448,500		--
SERP	63,079	(3)	--	--	214,245	(4)	14,283

Gregory A. Schultz
Severance Agreement	--		--	--	110,000		--
_____________
(1)	Monthly benefit.
(2)	Annual benefit.
(3)	A participant who dies prior to the commencement of benefits will receive a lump sum death benefit equal to the present value of his or her remaining SERP benefit.
(4)
In the event of a change in control, each participant employed by Anchor Bank immediately prior to the change in control will be 100 percent vested in his or her SERP benefit and will receive a lump sum equal to the value of his or her entire SERP.

Employment Agreements.  The employment agreements with Mr. Shaw and Ms. Degner provide for payments in the event of death, disability or termination.  In the event of an executive’s death during the term of his or her employment agreement, Anchor Bank will pay to the executive’s estate the compensation due through the last day of the calendar month in which his or her death occurred, as well as benefits due under the agreement.  The agreements also provide that if Mr. Shaw or Ms. Degner becomes entitled to benefits under the terms of the then-current disability plan, if any, of Anchor Bank or becomes otherwise unable to fulfill his or her duties under the agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of either executive’s disability, his or her employment agreement is not suspended, except that (1) the obligation to pay the executive’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of Anchor Bank’s Board or the committee administering the agreement, Anchor Bank may discontinue payment of the executive’s salary beginning six months following a determination that the executive has become entitled to benefits under the disability plan or otherwise unable to fulfill the duties under the agreement.

The employment agreements may be terminated by the executive for good reason, as defined in the agreements.  Good reason means any of the following actions unless consented to: (1) a requirement that the executive be based at any place other than within 60 miles of Aberdeen, Washington; (2) a material demotion of the executive; (3) a material reduction in the number or seniority of personnel reporting to the executive, other than as part of a company-wide or bank-wide reduction in staff; (4) a ten percent or more reduction in the executive’s salary, other than as part of an overall program applied uniformly and with equitable effect to all members of senior management; (5) a material permanent increase in the required hours of work or the workload of the executive; (6) the failure of Anchor Bank’s Board to elect Mr. Shaw as the President and Chief Executive Officer and Ms. Degner as Executive Vice President, Chief Financial Officer and Treasurer or any action by the Board removing the executive from such office.  The agreements may be terminated by the Board at any time.  If the executive’s employment is terminated other than for cause, without the executive’s consent or by the executive for good reason, then for 18 months after the date of termination, Anchor Bank would be required to pay the executive’s salary at the rate in effect immediately prior to the date of termination, and continue the executive’s coverage under the Bank’s medical, life and disability programs.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated during the period beginning on the six month anniversary preceding a change in control and ending on the first anniversary of the effective time of the change in control.  In such an event, Anchor Bank will (1) pay the executive his or her salary through the date of termination, (2) pay the executive within 25 days after the date of termination a cash lump sum equal to 2.99 times his or her base amount, as determined under Section 280G of the Internal Revenue Code (generally, the average of the executive’s includible compensation from the Bank during the five-year period ending with the year preceding the year in which the change in control event occurs); and (3) continue to provide the executive during the remaining term of the agreement with various group benefits, such as medical, dental and long term disability insurance, or if such coverage is not available to the executive, then a lump sum cash payment within 25 days of the executive’s termination equal to the present value of the monthly cost of such coverage that cannot be provided.  The agreements further provide that if an executive’s payment made in connection with a change in control equals or exceeds three times the executive’s base amount, then a portion of those payments will be deemed to be “excess parachute payments” pursuant to the provisions of Section 280G of the Internal Revenue Code.  Any such payments will be reduced to the extent necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Change in Control Severance Agreement.  The change in control severance agreement with Mr. Schultz provides for payments in the event of termination in connection with a change in control.  If within six months following a change in control, Mr. Schultz’s employment is terminated without cause, or he voluntarily terminates employment for good reason (as defined above in the employment agreement discussion), Anchor Bank will (1) pay Mr. Schultz his salary through the date of termination of employment, (2) within 25 days of the date of termination of employment make a cash lump sum payment to Mr. Schultz equal to one times his annual and (3) continue to pay, for the one-year period beginning on the date of termination, for the life, health and disability coverage that is in effect with respect to Mr. Schultz and his eligible dependents.  No benefit shall be paid if Mr. Schultz’s date of termination occurs before the effective time of the change in control or if he is terminated for cause.

The change in control agreement provides that to the extent the value and amounts of benefits under the agreement, together with any other amounts and the value of other benefits received by Mr. Schultz in connection with a change in control would cause any amount to be non-deductible pursuant to Section 280G of the Internal Revenue Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.  Benefits under the agreement also may be suspended, reduced or eliminated to comply with other regulatory requirements referred to in the agreement.

Compensation Policies and Risk

The Compensation Committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Anchor Bancorp or Anchor Bank.  As a result of the economic environment and challenges we have faced, the Compensation Committee has limited the available benefits and believes the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Anchor’s named executive officers as disclosed in the proxy statement.  At last year’s annual meeting of shareholders, we were also required under the Dodd-Frank Act to include a non-binding shareholder resolution regarding the frequency of future votes on executive compensation.  Shareholders voted in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers, beginning in 2014, and continuing until such time that the frequency vote is next presented to shareholders or until the Board determines that a different frequency is in the best interest of Anchor Bancorp and its shareholders.

The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Anchor Bancorp’s named executive officers as disclosed in the compensation tables and related material in the proxy statement for the 2014 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Anchor Bancorp and Anchor Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote “FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement.

AUDIT COMMITTEE MATTERS

Audit Committee Charter

The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, the system of internal controls established by management and the audit process.  The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit committee to the independent auditor, the internal audit department and management of Anchor Bancorp.

The Audit Committee of the Anchor Bancorp Board of Directors reports as follows with respect to Anchor Bancorp’s audited financial statements for the fiscal year ended June 30, 2014:

•	The Audit Committee has reviewed and discussed the 2014 audited financial statements with management;

•
The Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
The Audit Committee has received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor its independence from Anchor Bancorp; and

•
The Audit Committee has, based on its review and discussions with management of the 2014 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Anchor Bancorp’s audited financial statements for the year ended June 30, 2014 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Douglas A. Kay (Chairman)
George W. Donovan
Robert D. Ruecker

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of Anchor Bancorp’s common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC.  Directors, executive officers and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  The SEC has established filing deadlines for these reports and we are required to disclose in this proxy statement any late filings or failures to file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the fiscal year ended June 30, 2014, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as Anchor Bancorp’s independent auditor for the year ending June 30, 2015 and that appointment is being submitted to shareholders for ratification. In the event the appointment is not ratified by shareholders, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditor’s appointment for the year ending June 30, 2016.  Moss Adams LLP served as our independent accounting firm for the year ended June 30, 2014, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ended June 30, 2015.

The following table sets forth the aggregate fees billed to Anchor Bancorp and Anchor Bank by Moss Adams LLP for professional services rendered for the fiscal years ended June 30, 2014 and 2013.

	Year Ended
	June 30,
	2014	2013
Audit Fees	$143,000	$140,575
Audit-Related Fees	38,069	35,700
Tax Fees	20,295	27,040
Total	$201,364	$203,315

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter.  In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.  All of the services provided by Moss Adams LLP in the year ended June 30, 2014 were approved by the Audit Committee.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Our annual report to shareholders, including the Annual Report on Form 10-K, has been mailed to all shareholders of record as of the close of business on the record date.  Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, Anchor Bancorp, 601 Woodland Square Loop SE, Lacey, Washington 98503.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 601 Woodland Square Loop SE, Lacey, Washington 98503, no later than May 15, 2015.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by September 15, 2014.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business and residential addresses and number of shares of common stock held, a written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ EILEEN STERLING
EILEEN STERLING
SECRETARY

Lacey, Washington
September 12, 2014

REVOCABLE PROXY
ANCHOR BANCORP

ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 15, 2014

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Anchor Bancorp (“Anchor Bancorp”) with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Anchor Bancorp which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Lacey Community Center, located at 6729 Pacific Avenue SE, Lacey, Washington, on Wednesday, October 15, 2014, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	WITHHELD

1.	The election as director of the nominees listed below (except as marked to the contrary below).	[ ]	[ ]

Robert D. Ruecker
Jerald L. Shaw

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

		FOR	AGAINST	ABSTAIN

2.	Advisory (non-binding) approval of the compensation of Anchor Bancorp’s named executive officers.	[ ]	[ ]	[ ]

3.	The ratification of the appointment of Moss Adams LLP as the
	independent auditor for the year ending June 30, 2015.	[ ]	[ ]	[ ]

4.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the propositions.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for all proposals.  If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Anchor Bancorp at the meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Anchor Bancorp prior to the execution of this proxy of the notice of annual meeting of shareholders, a proxy statement for the annual meeting of shareholders, and the 2014 Annual Report to Shareholders.

Dated: _________________________, 2014

____________________________________	____________________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

____________________________________	____________________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.